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                                                                     EXHIBIT 4.3
                                SELECTICA, INC.


                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


                                  JUNE 16, 1999

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.  Registration Rights....................................................2
           1.1  Definitions................................................2
           1.2  Request for Registration...................................2
           1.3  Company Registration.......................................4
           1.4  Obligations of the Company.................................4
           1.5  Furnish Information........................................5
           1.6  Expenses of Demand Registration............................5
           1.7  Expenses of Company Registration...........................5
           1.8  Underwriting Requirements..................................6
           1.9  Delay of Registration......................................6
           1.10  Indemnification...........................................6
           1.11  Reports Under Securities Exchange Act of 1934.............8
           1.12  Form S-3 Registration.....................................9
           1.13  Assignment of Registration Rights........................10
           1.14  "Market Stand-Off" Agreement.............................10
           1.15  Termination of Registration Rights.......................11
           1.16  Limitations on Subsequent Registration Rights............11

2.  Covenants of the Company..............................................11
           2.1  Delivery of Financial Statements..........................11
           2.2  Termination of Covenants..................................12
           2.3  Participation Right.......................................12
           2.4  Employee Agreements.......................................13
           2.5  Observer Right............................................13
           2.6  Pro Rata Repurchase.......................................14
           2.7  Most Favored Status.......................................14

3.  Miscellaneous.........................................................14
           3.1  Successors and Assigns....................................14
           3.2  Governing Law.............................................14
           3.3  Counterparts..............................................14
           3.4  Titles and Subtitles......................................15
           3.5  Notices...................................................15
           3.6  Expenses..................................................15
           3.7  Amendments and Waivers....................................15
           3.8  Severability..............................................15
           3.9  Aggregation of Stock......................................15
           3.10  Entire Agreement.........................................15

SCHEDULE A - Schedule of Investors


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                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                     THIS INVESTOR RIGHTS AGREEMENT is made as of the 16th day of June, 1999, by and between Selectica, Inc., a California corporation (the "Company") and the investors listed on the Schedule of Investors attached as Schedule A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

                     WHEREAS, the Company and certain of the Investors are parties to a certain Investor Rights Agreement dated June 17, 1998 (the "Prior Rights Agreement"), pursuant to which such Investors received rights to cause the Company to register shares of its Common Stock issuable to such Investors and certain other matters as set forth therein;

                     WHEREAS, the Company and certain of the Investors are parties to a certain Series B Preferred Stock Purchase Agreement dated January 29, 1997 (the "Series B Agreement"), pursuant to which the Company issued to certain of the Investors shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock");

                     WHEREAS, the Company and certain of the Investors are parties to a certain Series C Preferred Stock Purchase Agreement dated July 24, 1997 (the "Series C Agreement"), pursuant to which the Company issued to certain of the Investors shares of the Company's Series C Preferred Stock (the "Series C Preferred Stock");

                     WHEREAS, the Company and certain of the Investors are parties to a certain Series D Preferred Stock Purchase Agreement of date June 17, 1998 (the "Series D Agreement"), pursuant to which the Company issued to certain of the Investors shares of the Company's Series D Preferred Stock (the "Series D Preferred Stock");

                     WHEREAS, the Company and certain of the Investors are parties to a certain Series E Preferred Stock Purchase Agreement dated as of the date hereof (the "Series E Agreement"), pursuant to which the Company is issuing shares to certain of the Investors of the Company's Series E Preferred Stock (the "Series E Preferred Stock");

                     WHEREAS, in order to induce the Company to enter into the Series E Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Series E Agreement, the Investors and the Company desire to amend and restate the Prior Rights Agreement to include the Series E Preferred Stock within the definition of "Registrable Securities" (as defined in the Prior Rights Agreement);

                     WHEREAS, the Prior Rights Agreement may be amended with the written consent of the Company, the holders of a majority of the outstanding Registrable Securities and each investor holding at least 900,000 shares of Series A, Series B, Series C; Series D or Series E Preferred Stock (the "Preferred Stock"); and



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                     WHEREAS, the Company and the holders of a majority of the
outstanding Registrable Securities and each Investor holding at least 900,000 shares of Preferred Stock are parties hereto.

                     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                     1. Registration Rights. The Company covenants and agrees as follows:

                         1.1 Definitions. For purposes of this Section 1:

                              (a) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                              (b) The term "Registrable Securities" means (1)
the Common Stock of the Company issuable or issued upon conversion of the Preferred Stock issued pursuant to the Series B Agreement, Series C Agreement, Series D Agreement or Series E Agreement, and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                              (c) The number of shares of "Registrable
Securities then outstanding" shall be determined by the number of shares of Common Stock then outstanding, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, that are Registrable Securities;

                              (d) The term "Initial Public Offering" means the
initial sale of the Company's Common Stock in a firmly underwritten public offering of Common Stock pursuant to a registration statement under the Act, with aggregate proceeds to the Company of at least $25,000,000 and a per share purchase price of at least $6.573 per share (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like);

                              (e) The term "Holder" means any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof; and

                              (f) The term "Form S-3" means such form under the
Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                         1.2 Request for Registration.

                              (a) If the Company shall receive at any time after
the earlier of (i) an Initial Public Offering or (ii) the second anniversary after the date hereof, a written request



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from the Holders of at least thirty-five percent (35%) of the Registrable
Securities then outstanding, that the Company file a registration statement under the Act for a public offering in which the aggregate proceeds from the offering would exceed $7,500,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b) hereof, effect as soon as practicable, and in any event shall use its best efforts to effect within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5 hereof.

                              (b) If the Holders initiating the registration
request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a) hereof. The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e) hereof) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                              (c) The Company is obligated to effect only two
(2) such registrations pursuant to this Section 1.2.

                              (d) Notwithstanding the foregoing, if the Company
shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders. This right shall not be utilized more than once in any twelve month period.



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                         1.3 Company Registration. If (but without any
obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with a public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5 hereof, the Company shall, subject to the provisions of Section 1.8 hereof, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Rights"). No shareholder of the Company shall be granted Piggyback Rights superior to the rights in this Section 1.3 without the prior consent of Holders holding at least a majority of the then outstanding Registrable Securities.

                         1.4 Obligations of the Company. Whenever required under
this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                              (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                              (b) Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                              (c) Furnish to the Holders such numbers of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                              (d) Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                              (e) In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.



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                              (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                         1.5 Furnish Information.

                              (a) It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                              (b) The Company shall have no obligation with
respect to any registration requested pursuant to Section 1.12 hereof if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.12(b)(2).

                         1.6 Expenses of Demand Registration. All expenses other
than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 1.2 hereof; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their full rights pursuant to Section 1.2 hereof.

                         1.7 Expenses of Company Registration. The Company shall
bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 hereof for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders hereunder, but excluding underwriting discounts and commissions relating to the Registrable Securities



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                         1.8 Underwriting Requirements. In connection with any
offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 hereof to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities requested by each such selling Holders to be included in such offering, unless such offering is the Company's Initial Public Offering in which case the selling shareholders may be excluded if the underwriters make the determination described above. For purposes of the preceding sentence concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners, and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

                         1.9 Delay of Registration. No Holder shall have any
right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                         1.10 Indemnification. In the event any Registrable
Securities are included in a registration statement under this Section 1:

                              (a) To the extent permitted by law, the Company
will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements



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thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter, or controlling person.

                              (b) To the extent permitted by law, each selling
Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Each Selling Holder's indemnity obligations under this Agreement shall be limited to an amount not to exceed the amount of net proceeds received by such Selling Holder in such offering.

                              (c) Promptly after receipt by an indemnified party
under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due



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to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
1.10. The indemnifying party shall not be liable for any settlement of any proceeding without its written consent or, in the alternative, without full release of its liability.

                              (d) If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                              (e) Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                              (f) The obligations of the Company and Holders
under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                         1.11 Reports Under Securities Exchange Act of 1934.
With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                              (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;



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                              (b) take such action, including the voluntary
registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                              (c) file with the SEC in a timely manner all
reports and other documents required of the Company under the Act and the 1934 Act; and

                              (d) furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act, and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                         1.12 Form S-3 Registration. In case the Company shall
receive from any Holder or Holders of at least ten percent (10%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                              (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                              (b) as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.12: (1) if Form S-3 is not available for such offering; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12; provided,



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

however, that the Company shall not utilize this right more than once in any twelve-month period; (4) if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12 within the prior twelve-month period; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                              (c) Subject to the foregoing, the Company shall
file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                         1.13 Assignment of Registration Rights. The rights to
cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, (a) holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) (or a lesser number if all such shares held by the transferor or assignor are being transferred), (b) the transfer is to any relative of the transferor or a trust for the benefit of the transferor, (c) the transfer is in connection with a transfer of all of the securities of the transferor, (d) the transfer involves an aggregate of at least 100,000 shares of Registrable Securities or (e) the transferees are constituent partners or shareholders who agree to act through a single representative, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by gift, will, or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 1.

                         1.14 "Market Stand-Off" Agreement. Each of the
Investors hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the Initial Public Offering of Company securities, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell

(including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers, directors, entities that are affiliates of any director and any shareholder owning at least 5% of the outstanding shares of the Company enter into similar agreements.

                     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                         1.15 Termination of Registration Rights. No Holder
shall be entitled to exercise any rights provided for in this Section 1 after the fifth (5th) anniversary of the closing of the Company's Initial Public Offering or if such Holder's shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

                         1.16 Limitations on Subsequent Registration Rights.
From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding at least 75% of the outstanding Registrable Securities held by the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

                     2. Covenants of the Company.

                         2.1 Delivery of Financial Statements. The Company shall
furnish the following information to each Holder.

                              (a) as soon as practicable, but in any event
within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") and audited by nationally recognized independent accountants;

                              (b) within forty-five (45) days of the end of each
quarter, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail; and

                     The information provided pursuant to this subsection 2.1 shall be used by each Holder or any permitted assignee of each Holder solely in furtherance of its interests as an investor in the Company, and such Holder and any permitted assignee of such Holder shall maintain the confidentiality of all information of the Company obtained under this subsection 2.1, unless such information (i) was known by such Holder or permitted assignee prior to its disclosure to them by the Company, (ii) is disclosed to such Holder or permitted assignee without restriction as a matter of right by a third party not affiliated with or working for the Company, or
(iii) has become publicly available through no fault of such Investor or permitted assignee. Notwithstanding the foregoing, a Holder may disclose, if applicable, (i) to Holder's general and limited partners, or (ii) Holder's Board of Directors or executive officers such information provided that such general or limited partners, or such Board of Directors or executive officers agree to be bound by the terms of this Section 2.1.

                         2.2 Termination of Covenants. The covenants set forth
in this Section 2 shall terminate and be of no further force or effect following the Company's Initial Public Offering, when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, or upon any action which results in the sale conveyance or other disposition or encumbrance of all or substantially all of the Company's property or business or a merger transactions in which 50% or more of the voting power is disposed of whichever event shall first occur.

                         2.3 Participation Right. Subject to the terms and
conditions specified in this Section 2.3, the Company hereby grants to each Investor holding at least 200,000 shares of Registrable Securities (a "Major Investor") a participation right with respect to future sales by the Company of its Shares (as hereinafter defined). Each Major Investor shall be entitled to the participation right based on its pro rata ownership of the Company's securities determined by multiplying the number of shares of Common Stock issued and issuable upon conversion of the Preferred Stock held by such Investor by a fraction, the numerator of which is the number of shares of Common Stock issued and issuable upon conversion of the Preferred Stock held by such Major Investor and the denominator of which is the number of shares of Common Stock then outstanding (including shares issuable upon conversion of the then issued and outstanding shares of Preferred Stock). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

                              (a) The Company shall deliver a notice ("Notice")
to the Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                              (b) Within 15 calendar days after receipt of the
Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding convertible and exercisable securities).

                              (c) If all Shares which a Major Investor is
entitled to obtain pursuant to subsection 2.3(b) hereof are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the 120-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                              (d) The participation right in this paragraph 2.3
shall not be applicable (i) to the prior or future issuance or sale of shares of Common Stock or options therefor at fair market value (not including shares of Common Stock acquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal) to Company employees, directors, officers, agents or consultants for the primary purpose of soliciting or retaining their employment or services, (ii) the issuance of up to 5,705,124 shares of Series E Preferred Stock pursuant to the Series E Agreement, (iii) the issuance of securities in connection with or after consummation of the Company's Initial Public Offering, (iv) the issuance of securities to investment bankers or pursuant to corporate or strategic partnerships or alliances approved by a two-thirds (2/3) vote of the Board of Directors, (v) the issuance of Common Stock pursuant to the conversion of the Preferred Stock, (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise alliances approved by a two-thirds (2/3) vote of the Board of Directors, (vii) the issuance of securities to lenders or lessors in connection with a bona fide loan or lease financing approved by two-thirds (2/3) of the Board of Directors, and (viii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities the original issuance of which was subject to or exempt from this Section 2.3.

                         2.4 Employee Agreements. Unless otherwise approved by
the Board of Directors of the Company, all future employees of the Company who shall purchase (other than by exercise of stock options), or receive options to purchase, shares of the Company's Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting thereafter at the rate of 1/36 at the end of each month until all of the shares are vested, and (ii) a Company right of repurchase, at cost, to any unvested shares.

                         2.5 Observer Rights. The Company grants to Chatterjee
Group and its affiliated entities ("Chatterjee") and to JK&B Capital III, L.P.and its affiliated entities ("JK&B"), provided that JK&B owns between twenty five percent (25%) and seventy five percent (75%) of the Series E Preferred Stock purchased pursuant to the Series E Preferred Stock Purchase Agreement of even date herewith, the right to each designate one designee (each an "Invited Attendee") to attend regular meetings of the Company's Board of Directors. Such Invited Attendees shall receive notice of meetings of the Board of Directors. JK&B and Chatterjee shall inform the Company of the identity of their respective Invited Attendee no later than three (3) days prior to a Board meeting, and each shall use its best efforts not to substitute a different Invited Attendee. Any Invited Attendee, JK&B and Chatterjee agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information received from the Company by any Invited Attendee. Further, the Company reserves the right to withhold any information and to exclude any such Invited Attendee from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such Invited Attendee, JK&B or Chatterjee is in direct competition with the Company.

                         2.6 Pro Rata Repurchase. In the event that the Company
desires to repurchase shares of Preferred Stock from a Major Investor, the Company shall first notify each Major Investor of such intent to repurchase Preferred Stock and offer each such Major Investor an opportunity to participate in such repurchase and sell shares of Preferred Stock to the Company in an amount equal to its pro rata ownership of the Company's securities determined by multiplying the number of shares of Preferred Stock held by such Major Investor by a fraction, the numerator of which is the number of shares of Preferred Stock held by such Major Investor and the denominator of which is the number of shares of Preferred Stock held by all Major Investors.

                         2.7 Most Favored Status. The Company shall not in the
future grant any rights that are, in the good faith judgment of the Company's Board of Directors, more favorable than those granted to the Major Investors under this Agreement, unless (i) the Company has obtained the prior written consent of a majority in interest of the Investors, or (ii) such superior rights are also granted to the each of the Major Investors.

                     3. Miscellaneous.

                         3.1 Successors and Assigns. Except as otherwise
provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                         3.2 Governing Law. This Agreement shall be governed by
and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                         3.3 Counterparts. This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         3.4 Titles and Subtitles. The titles and subtitles used
in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                         3.5 Notices. Unless otherwise provided, any notice
required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) five (5) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or (iii) facsimile with confirmed receipt.

                         3.6 Expenses. If any action at law or in equity is
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

                         3.7 Amendments and Waivers. Except as provided in
Section 2.7 of this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with (i) the written consent of the Company, (ii) the holders of a majority of the Registrable Securities then outstanding and held by the Investors, and (iii) each Investor (together with its affiliated Investors) holding either at least 900,000 shares of Preferred Stock or at least 400,000 shares of Series E Preferred Stock. Each Investor acknowledges and agrees that any amendment or waiver effected in accordance with this paragraph shall be binding upon all holders of any Registrable Securities, each future holder of all such Registrable Securities, and the Company, whether or not such holder in fact consented to such amendment or waiver.

                         3.8 Severability. If one or more provisions of this
Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                         3.9 Aggregation of Stock. All shares of Registrable
Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. The term Investor shall include any general partners or affiliates of the Investor.

                         3.10 Entire Agreement. This Agreement constitutes the
full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                     IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.


                                 SELECTICA, INC.


                                 By: /s/ RAJ JASWA
                                    -------------------------------------
                                    Raj Jaswa
                                    President and Chief Executive Officer

                         Address:   2890 Zanker Road, Suite 101
                                    San Jose, CA 95134


                                 SERIES B HOLDERS:


                                 RAJ JASWA


                                 By: /s/ RAJ JASWA
                                    --------------------------------------
                                    Raj Jaswa

                         Address:   2890 Zanker Road, Suite 101
                                    San Jose, CA  95134


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  JK&B CAPITAL III, LP


                                  By:       JK&B Capital L.L.C.
                                  Its:      General Partner


                                  By: /s/ THOMAS M. NEUSTAETTER
                                     -------------------------------------
                                     Member Thomas M. Neustaetter


                         Address:    205 North Michigan Avenue
                                     Suite 808
                                     Chicago, Illinois 60601

                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  INVESTORS


                                  Name of Investor ___________________________


                                  By: /s/ MICHAEL C. NEUS
                                     -------------------------------------
                                     MICHAEL C. NEUS
                                     (signature)

                                  Title: ATTORNEY-IN-FACT
                                        ----------------------------------
                                        (if applicable)


                         Address:      [ILLEGIBLE]
                                 -----------------------------------------

                                 -----------------------------------------

                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  SERIES C INVESTORS:


                                  DRAPER FISHER ASSOCIATES FUND IV


                                  By: /s/ JOHN FISHER
                                     -------------------------------------
                                     John Fisher
                                     Managing Director


                         Address:    400 Seaport Court, Suite 250
                                     Redwood City, CA  94063



                                   DRAPER FISHER PARTNERS FUND IV


                                   By: /s/ JOHN FISHER
                                      ------------------------------------
                                   Name: John Fisher
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                         Address:    400 Seaport Court, Suite 250
                                     Redwood City, CA  94063

                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   INTERCONTINENTAL VENTURES LLC


                                   By: /s/ STEPHEN ROY
                                      ------------------------------------
                                      Stephen Roy

                         Address:    350 Lincoln Place, Suite 111
                                     Hingham, MA  02043

                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    WINSTON PARTNERS II LLC

                                    By: CHATTERJEE ADVISORS LLC
                                        Its Manager


                         Address:
                                      ------------------------------------

                                      ------------------------------------



                                    WINSTON PARTNERS L.P.

                                    By: CHATTERJEE FUND MANAGEMENT, L.P.
                                        Its General Partner

                                    By: /s/ PETER HURWITZ, Manager
                                       -----------------------------------
                                       Peter Hurwitz
                                       Attorney in Fact

                         Address:     888 Seventh Avenue, Suite 3000
                                      New York, NY 10106


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    DRAPER INTERNATIONAL INDIA, L.P.

                                    By: DRAPER INTERNATIONAL MANAGEMENT L.P.,
                                        as General Partner

                                    By: DRAPER INTERNATIONAL MANAGEMENT L.P.,
                                        as General Partner

                                    By: /s/ WILLIAM H. DRAPER III
                                       -----------------------------------
                                        William H. Draper III
                                        Manager

                         Address: 50 California Street, Suite 2925 San Francisco, CA 94111


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                          JOHN FISHER

                                    By: /s/ JOHN FISHER
                                       -----------------------------------
                                       John Fisher

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    TIMOTHY DRAPER LIVING TRUST


                                    By: /s/ TIMOTHY DRAPER
                                       -----------------------------------
                                       Timothy Draper

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063


                                    HERBERT FISHER FAMILY TRUST


                                    By:
                                       -----------------------------------
                                       Herbert  Fisher

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    TRICAP INTERNATIONAL, LLC.



                                    By: /s/ BIDYUT SEN
                                       -----------------------------------
                                       Bidyut Sen

                         Address:      Lexam Capital LLC.
                                       888 7th Avenue, Suite 3000
                                       New York, NY 10106


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    5S VENTURES, LLC.


                                    By: /s/ K.B. CHANDRASEKHAR
                                       -----------------------------------
                                       K.B. Chandrasekhar

                         Address:      21591 Regnart Road
                                       Cupertino, CA 95014


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  INVESTORS


                                  Name of Investor MEDICAL-TECHNICAL GASSES
                                                  -------------------------

                                  By: [ILLEGIBLE]
                                     --------------------------------------
                                     (signature)

                                  Title: PRESIDENT
                                        -----------------------------------
                                        (if applicable)


                         Address:      20 HALL ST.
                                 ------------------------------------------
                                       MEDFORD, MA 02155
                                 ------------------------------------------

                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ POLLY DRAPER
                                      ------------------------------------
                                      Polly Draper

                         Address:     Draper Fisher Jurvetson
                                      400 Seaport Court, Suite 250
                                      Redwood City, CA  94063


                                   By: /s/ KAREN MOSTES-WITHROW
                                      ------------------------------------
                                      Karen Mostes-Withrow

                         Address:     Draper Fisher Jurvetson
                                      400 Seaport Court, Suite 250
                                      Redwood City, CA  94063


                                   By: /s/ STEVEN JURVETSON
                                      ------------------------------------
                                      Steven Jurvetson

                         Address:     Draper Fisher Jurvetson
                                      400 Seaport Court, Suite 250
                                      Redwood City, CA  94063


                                    By: /s/ ANDREAS STAUROPOULOS
                                       -----------------------------------
                                       Andreas Stauropoulos

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    BETSY S. ATKINS


                                    By: /s/ BETSY S. ATKINS
                                       -----------------------------------
                                       Betsy S. Atkins

                         Address:      6979 Sunrise Drive
                                       Coral Gables, FL  33133


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    By: /s/ RAJESH POPLI
                                       -----------------------------------
                                       Rajesh Popli



                                    By: /s/ SUDHA POPLI
                                       -----------------------------------
                                       Sudha Popli


                         Address:      3032 Briggs Court
                                       Pleasanton, CA  94588


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                     By: /s/ RAM PAUL GUPTA
                                        ----------------------------------
                                        Ram Paul Gupta

                         Address:       15000 Blue Gun Court
                                        Saratogo, CA 95070


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                     FRED FISHER

                                     By: /s/ FRED FISHER
                                        ----------------------------------
                                        Fred Fisher

                         Address:       Draper Fisher Jurvetson
                                        400 Seaport Court, Suite 250
                                        Redwood City, CA  94063


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                     By: /s/ JAMES A. NICHOLS
                                        ----------------------------------
                                        James A. Nichols

                         Address:       1099 North Cranbrook Road
                                        Bloomfield Hills, MI 48301


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                      By: /s/ THOMAS M. NEUSTAETTER
                                         ---------------------------------
                                         Thomas M. Neustaetter

                         Address:        17 Brookside Park
                                         Greenwich, CT 06831


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  INVESTORS


                                  Name of Investor ROOP JAIN
                                                  ------------------------

                                  By: /s/ ROOP JAIN
                                     -------------------------------------
                                     (signature)

                                  Title:
                                        ----------------------------------
                                        (if applicable)


                         Address:      213 TRAMINER CT.
                                 -----------------------------------------
                                       FREMONT, CA 94539
                                 -----------------------------------------


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  By: /s/ KAILASH C. JOSHI
                                     -------------------------------------
                                     Kailash C. Joshi

                         Address:    1593 Pebble Beach Court
                                     Milpitas, CA  95035


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  By: /s/ RAJ SANDHU
                                     -------------------------------------
                                     Raj Sandhu

                         Address:    101 West 67th St. # 47D
                                     New York, NY 10023
                                     212-595-2632

                                  By: /s/ ADAM GRAEV
                                     -------------------------------------
                                     Adam Graev

                         Address:    525 East 72nd St. Apt. 7B
                                     New York, NY 10021


                                  By: /s/ DILIP ADVANI
                                     -------------------------------------
                                     Dilip Advani

                         Address:    167 East 61th St. Apt. 17D
                                     New York, NY 10021


                                  By: /s/ PETER HURWITZ
                                     -------------------------------------
                                     Peter Hurwitz

                         Address: 40 Half Main Lane
                                 -----------------------------------------
                                  Irvington, NY 10533
                                 -----------------------------------------


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ PINAKIN R. PATEL
                                      ------------------------------------
                                      Pinakin R. Patel



                                   By: /s/ KALPNA P. PATEL
                                       -----------------------------------
                                       Kalpna P. Patel

                         Address:      1565-A Mabury Road
                                       San Jose, CA 95133


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   SERIES E INVESTORS:


                                   By: /s/ RAJESH GUPTA
                                      ------------------------------------
                                      Rajesh Gupta


                                   By: /s/ RAJNI GUPTA
                                      ------------------------------------
                                      Rajni Gupta

                         Address:     960 Joshua Place
                                      Fremont, CA  94539



                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ SATISH K. GUPTA
                                      ------------------------------------
                                      Satish K. Gupta

                         Address:     44864 Vista Del Sol
                                      Fremont, CA 94539

                                   By: /s/ KUMAR PATEL
                                      ------------------------------------
                                      Kumar Patel

                         Address:     20976 Comer Dr.
                                      Saratoga, CA  95070


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ SATISH K. GUPTA
                                      ------------------------------------
                                      Satish K. Gupta

                         Address:     44864 Vista Del Sol
                                      Fremont, CA 94539


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ NIMISH MEHTA
                                      ------------------------------------
                                      Nimish Mehta

                         Address:     26677 Snell Lane
                                      Los Altos Hills, CA 94022



                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   A.J. PATEL


                                   By: /s/ A.J. PATEL
                                      ------------------------------------
                                      (signature)

                                   Title:
                                         ---------------------------------
                                         (if applicable)


                         Address:        1180 Campbell Avenue
                                         San Jose, CA 95126


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ RAJ MUNI
                                      ------------------------------------
                                      Raj Muni

                         Address:     48021 Warm Springs Blvd.
                                      Fremont, CA  94539


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ W. RUSSELL SCOTT, JR.
                                      ------------------------------------
                                      W. Russell Scott, Jr.

                         Address:     154 Buckskin Drive
                                      Weston, MA 02493


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                  INVESTORS


                                  Name of Investor DUNN-CARR AK LLC
                                                  ------------------------

                                  By: [illegible]
                                     -------------------------------------
                                     (signature)

                                  Title:
                                        ----------------------------------
                                        (if applicable)


                         Address:     P.O. BOX 242A
                                 -----------------------------------------
                                      6 FORTHILL LANE
                                 -----------------------------------------
                                      DUXBURY, MA 02331

                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   By: /s/ MURRALI RANGARAJAN
                                      ------------------------------------
                                      Murrali Rangarajan

                         Address:     48021 Warm Springs Blvd.
                                      Fremont, CA  94539



                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    THE FONSLAD LIVING TRUST


                                    By: /s/ JENNIFER FONSLAD
                                       -----------------------------------
                                       Jennifer Fonslad

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063



                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    By:
                                       -----------------------------------
                                       Fred Fisher

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063


                                    By:
                                       -----------------------------------
                                       John Fisher

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063



                                    By: /s/ WARREN PACKARD
                                       -----------------------------------
                                       Warren Packard

                         Address:      Draper Fisher Jurvetson
                                       400 Seaport Court, Suite 250
                                       Redwood City, CA  94063


                       SIGNATURE PAGE TO SELECTICA, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   SCHEDULE A
                              SCHEDULE OF INVESTORS

SERIES B HOLDERS
----------------

                                                                    NUMBER OF SHARES OF
NAME                                                             SERIES B PREFERRED STOCK
----                                                             ------------------------
Draper International India, L.P.                                       2,812,500
Michael Price                                                            375,000
Raj Jaswa                                                                281,250
Betsy S. Atkins                                                           93,750
Alexander Pasik                                                           93,750
Asheem Chandna                                                            56,250
Arun Kumar                                                                18,750
Brad Smith                                                                18,750
                                                                       ---------
TOTALS                                                                 3,750,000
                                                                       =========

SERIES C HOLDERS
----------------

                                                                   NUMBER OF SHARES OF
NAME                                                            SERIES C PREFERRED STOCK
----                                                            ------------------------
Draper Fisher Associates IV                                            2,269,055
Draper Fisher Partners                                                   170,789
Draper International                                                     542,188
Betsy S. Atkins                                                           81,328
Rajesh Gupta                                                              10,844
Atri Chatterjee                                                           10,844
Kailesh Joshi                                                             10,844
R. David Spreng                                                           13,544
Brad Smith                                                                10,844
Neal Douglas                                                              27,109
Dhunn-Carr LLC                                                            27,109
Nagesh S. Mhatre, Trustee and Shirley Lee Mhatre, Trustee,
Mhatre Living Trust DTD (8/10/88)                                         10,844
Thomas Rosch                                                              10,844
Ravi Mhatre                                                                5,422
Audrey MacLean and Michael Clair, Trustees FBO Audrey MacLean
and Michael Clair Trust DTD 12/1/90                                       27,109
Vijay Jaswa                                                               10,844
Jeffrey R. Tollefson                                                       8,133
Anthony S. Daffer                                                          5,422
                                                                       ---------
TOTALS                                                                 3,253,116
                                                                       =========

SERIES D HOLDERS
----------------

                                                                  NUMBER OF SHARES OF
NAME                                                           SERIES D PREFERRED STOCK
----                                                           ------------------------
Selectica, L.P.                                                        2,448,979
Draper Fisher Associates Fund IV, L.P.                                   664,285
Draper Fisher Partners IV LLC                                             50,000
Draper International India, L.P.                                         510,204
Neal M. Douglas                                                           17,006
Winston Partners II LLC                                                  408,163
Winston Partners LP                                                      612,244
Pinakin R. and Kalpna P. Patel Trust
Agreement dated Jan. 23, 1986                                             17,006
A. J. Patel                                                               17,006
Arun Kumar                                                                17,006
Sunil and Veen Suri                                                       17,006
Chandna Family Rev. Trust                                                 17,006
Satish Gupta                                                              17,006
Naagesh S. Mhatre, Trustee & Shirley Lee Mhatre,
Trustee, Mhatre Living Trust DTD 8/10/88                                  17,006
Bruce D. Smith                                                            17,006
                                                                       ---------
TOTALS                                                                 4,846,929
                                                                       =========

SERIES E HOLDERS
FIRST CLOSING INVESTORS

                                                                NUMBER OF SHARES OF
INVESTOR                                                     SERIES E PREFERRED STOCK
--------                                                     ------------------------
JK&B Capital II L.P.                                                1,141,030
Quantum Industrial Partners                                           684,618
Draper Fisher Associates Fund IV, L.P.                                318,347
Intercontinental Venture LLC                                          228,206
Winston II LLC                                                        216,796
Winston Partners L.P.                                                 216,796
Draper International India L.P.                                       114,103
John H.N. Fisher                                                      114,103
Timothy Draper Living Trust                                           114,103
TriCap International LLC                                               60,000
5S Ventures L.L.C.                                                     57,051
Medical Technical Gasses                                               46,783
Polly Draper                                                           45,641
Betsy S. Atkins                                                        34,460
Rajesh Popli                                                           34,230
Ram Paul Gupta                                                         25,000
Draper Fisher Partners IV, LLC                                         23,961
Steven Jurvetson                                                       22,821
Fred Fisher                                                            22,820
James A. Nichols                                                       22,820
Thomas M Neusteatter                                                   22,820
Roop Jain                                                              22,820
Kailash C. Joshi                                                       20,000
Raj Sandhu                                                             15,500
Pinakin R. and  Kalpna P. Patel Trust Agreement                        11,500
Rajesh and Ranji Gupta                                                 11,410
Kumar Patel                                                            11,410
Satish K. Gupta                                                        11,410
Nimish Mehta                                                           11,410
Ambrish J. Patel                                                       10,000
Raj Muni                                                               10,000
W. Russell Scott, Jr.                                                   5,705
Dunn Carr A.K.                                                          4,564
Murrali Rangarajan                                                      3,500
Peter Hurwitz                                                           3,000
Adam Graev                                                              2,320
Dilip Advani                                                            2,000
The Fonstad Living Trust dated                                          1,141
March 26, 1999
Andreas Stauropoulos                                                      570
Karen Mostes-Withrow                                                      570
Warren Packard                                                            570
                                                                    ---------
TOTALS                                                              3,725,730
                                                                    =========

SECOND CLOSING INVESTORS

                                                             NUMBER OF SHARES OF
INVESTOR                                                  SERIES D PREFERRED STOCK
--------                                                  ------------------------
Itochu Corporation                                                  114,102
Itochu Technology                                                    45,641
Narpat Bhandari                                                      23,048
Rhubard Investment Club                                              22,820
Pyare Khanna                                                         22,820
Mohan & Shikha Trikha                                                12,500
Dinesh Bajaj                                                         12,000
Bhandari Foundation                                                  11,410
Harinder Kohli                                                       11,410
Robert Humes                                                          3,423
Mark Smith                                                            1,711
                                                                    -------
TOTALS                                                              280,885
                                                                    =======


THIRD CLOSING INVESTORS

                                                               NUMBER OF SHARES OF
INVESTOR                                                    SERIES D PREFERRED STOCK
--------                                                    ------------------------
Zilka Venture Partners                                              228,206
Sunil Surry                                                          22,820
                                                                    -------
TOTAL                                                               251,026
                                                                    =======

FOURTH CLOSING INVESTORS

                                                            SHARES OF SERIES E PREFERRED
INVESTOR                                                          STOCK PURCHASED
--------                                                    ----------------------------
Galleon Group                                                         285,257
Krishnan Shah Family Partners                                          45,641
Puna Pareek                                                            12,000
David Kronfeld                                                         11,410
Beth Kronfeld                                                           6,846
Herbert Fisher                                                          5,705
Constance Capone                                                        4,564
Richard Finkelstein                                                     4,564
Tasha Seitz                                                             2,282
Nancy O'Leary                                                           2,282
                                                                      -------
TOTALS                                                                380,551
                                                                      =======


FIFTH CLOSING INVESTORS

                                                             SHARES OF SERIES E PREFERRED
INVESTOR                                                            STOCK PURCHASED
--------                                                     ----------------------------
Intel 64 Fund Operations, LLC                                          1,141,030
Goel Family Partnership                                                  228,206
Asheem Chandna and Aarti Chandna, as Trustees
of the Chandna Family Revocable Trust of April 13, 1998                   22,820
Stephen Bennion                                                           22,820
Shailendra Mathur                                                         22,820
Betsy Atkins                                                               5,705
                                                                       ---------
TOTALS                                                                 1,443,401
                                                                       =========

                                      S-5